Exhibit 21. Subsidiaries of the Registrant

Name of Subsidiary [State or Country of Incorporation]
Domestic Subsidiaries
Golden Arches UK, LLC [Delaware]
McD Asia Pacific, LLC [Delaware]
McDonald's Deutschland, Inc. [Delaware]
McDonald's Development Italy, Inc. [Delaware]
McDonald's International Property Company, Ltd. [Delaware]
McDonald's Real Estate Company [Delaware]
McDonald's Sistemas de Espana, Inc. [Delaware]
McDonald's USA, LLC [Delaware]
Foreign Subsidiaries
3267114 Nova Scotia Company [Canada]
Closed Joint Stock Company “Moscow-McDonald's” [Russia]
Golden Arches Restaurants Sdn. Bhd. [Malaysia]
Guangdong Sanyuan McDonald's Food Company Limited [China]*
HanGook McDonald's Co. Ltd. [South Korea]
Klinger Grundstücksverwaltungsgesellschaft m.b.H. [Austria]
Limited Liability Company “McDonald's” [Russia]
McD APMEA Franchising Pte. Ltd. [Singapore]
McD APMEA Holdings Pte. Ltd. [Singapore]
McD Europe Franchising S.à r.l. [Luxembourg]
McD Luxembourg Holdings S.à r.l. [Luxembourg]
McDonald's (China) Company Limited [China]
McDonald's (Tianjin) Foods Company Limited [China]
McDonald's Australia Limited [Australia]
McDonald's Central Europe GmbH [Austria]
McDonald's Danmark ApS [Denmark]
McDonald's France, S.A.S. [France]
McDonald's Franchise GmbH [Austria]
McDonald's Gesellschaft m.b.H. [Austria]
McDonald's GmbH [Germany]
McDonald's Immobilien GmbH [Germany]
McDonald's Liegenschaftsverwaltungs Gesellschaft m.b.H. [Austria]
McDonald's Nederland B.V. [Netherlands]
McDonald's Norge A/S [Norway]
McDonald's Polska Sp. z o.o [Poland]
McDonald's Real Estate LLP [United Kingdom]
McDonald's Restaurants (Hong Kong) Limited [Hong Kong]
McDonald's Restaurants (New Zealand) Limited [New Zealand]
McDonald's Restaurants (Shenzhen) Company Limited [China]
McDonald's Restaurants (Taiwan) Co., Ltd. [Taiwan]
McDonald's Restaurants Limited [United Kingdom]
McDonald's Restaurants of Canada Limited [Canada]
McDonald's Restaurants of Ireland Limited [Ireland]
McDonald's Restaurants Pte. Ltd. [Singapore]
McDonald's Suisse Development Sàrl [Switzerland]
McDonald's Suisse Franchise Sàrl [Switzerland]
McDonald's Suisse Holding Sàrl [Switzerland]
McDonald's Suisse Restaurants Sàrl [Switzerland]
McKim Corporation [South Korea]
Restaurantes McDonald's, S.A. [Spain]
Shanghai McDonald's Food Company Limited [China]
Sistemas McDonald's Portugal Lda [Portugal]
Svenska McDonald's AB [Sweden]
Zero Five AS [Norway]

The names of certain subsidiaries have been omitted because they do not constitute significant subsidiaries. These include, but are not limited to: McDonald's APMEA, LLC [Delaware]; McDonald's Europe, Inc. [Delaware]; McDonald's International, LLC [Delaware]; McDonald's Latin America, LLC [Delaware]; and other domestic and foreign, direct and indirect subsidiaries of the registrant, including 49 wholly-owned subsidiaries of McDonald's USA, LLC, each of which operates one or more McDonald's restaurants within the United States and the District of Columbia.

[ ]	Brackets indicate state or country of incorporation and do not form part of corporate name.

*	This subsidiary is not wholly owned by the registrant.